Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-229377, 333-233161, 333-242372, 333-249544, 333-257422, 333-261871, 333-264459 and 333-266410) and Form S-8 (Nos. 333-221622, 333-223539, 333-230181, 333-230499, 333-233162, 333-237164, 333-239082, 333-254618, 333-263430 and 333-269335) of X4 Pharmaceuticals, Inc. of our report dated March 21, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 21, 2023